Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): June 14, 2002.

USURF America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-15383	91-2117796
(State or other jurisdiction of incorporation	(Commission File No.)	(IRS Employer Identification Number)

3333 S. Bannock, Suite 790, Englewood, Colorado 80110
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 789-7100

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Form 8-K
USURF America, Inc.

Item 1. Changes in Control of Registrant.

Description of Change in Control

On June 14, 2002, USURF America, Inc., a Nevada corporation, completed the final closing under a securities purchase agreement, pursuant to which a change in control of USURF America is likely to occur. This securities purchase agreement between us and Evergreen Venture Partners, LLC grants Evergreen the right to name two persons to become directors of USURF America. As of the date of this Current Report on Form 8-K, Evergreen had not named such persons. Evergreen has advised us that it intends to name these persons in the near future.

Because our new president, Douglas O. McKinnon, is an affiliate of Evergreen and a member of our board, our board of directors believes that, upon Evergreen’s naming two persons to the board, there will have a occurred an effective change in control. At that time, Mr. McKinnon and those two persons will comprise 50% of our board and Mr. McKinnon, as president and chief executive officer, will control our day-to-day operations.

Current Share Ownership

Following the completion of the Evergreen transaction, there are 47,341,338 shares of our common stock issued and outstanding. The following table sets forth certain information regarding the current beneficial ownership of our common stock, after giving effect to the issuance of the remaining 2,859,865 shares of common stock reserved for issuance under a common stock purchase agreement between us and Fusion Capital Fund II, LLC and all 12,403,727 shares of common stock underlying currently outstanding and exercisable options and warrants by (i) persons known to be beneficial owners of more than 5% of our common stock, (ii) each our officers and directors and (iii) our officers and directors, as a group. Unless otherwise noted, the address of the listed persons is 3333 S. Bannock, Suite 790, Englewood, Colorado 80110.

Name and Address of Beneficial Owner	Shares Owned Beneficially	Percent Owned Beneficially(1)
_____________________________	_____________________	_____________________
David M. Loflin(2)	5,950,960	9.50%
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

Waddell D. Loflin(2)	2,490,000	3.97%
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

James Kaufman	2,425,000	3.86%

Douglas O. McKinnon(3)	3,000,000	4.79%

Ross S. Bravata	144,500(4)	less than 1%
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

Fusion Capital Fund II, LLC	3,634,335(5)	5.82%
222 Merchandise Mart Plaza
Suite 9-112
Chicago, Illinois 60654

Evergreen Venture Partners, LLC(3)	9,895,833(6)(7)	15.80%
2104 Ridge Plaza
Castle Rock, Colorado 80104

All officers and directors as a group (5 persons)	14,010,460(4)	22.37%
____________
(1)

Based on 62,604,930 shares outstanding, assuming the issuance of 2,859,865 shares reserved for issuance under our agreement with Fusion Capital Fund II, LLC and 12,403,727 shares underlying currently outstanding and exercisable warrants.

(2)	All of the shares owned by this shareholder are subject to a voting agreement and must be voted for David M. Loflin and Waddell D. Loflin, in all elections of directors.
(3)	Douglas O. McKinnon is a manager of Evergreen and may be deemed to be a beneficial owner of all of the shares owned by Evergreen.
(4)	75,000 of these shares have not been issued, but underlie currently exercisable warrants.
(5)

800,000 of these shares may not be sold by Fusion Capital until the earliest of the termination of the Fusion Capital agreement, default under the Fusion Capital agreement or approximately 18 months from the date hereof. 645,000 of these shares have not been issued, but underlie currently exercisable warrants.

(6)	3,645,833 of these shares have been issued; 6,250,000 of these shares have not been issued, but underlie currently exercisable warrants.
(7)

Of the 3,645,833 issued shares included in this ownership amount, 1,562,500 shares have been registered for sale and, of the 6,250,000 unissued shares included in this ownership amount, 3,1250,000 shares have been registered for sale under a prospectus forming a part of an effective registration statement (SEC File No. 333-87830); the balance of such shares, including the unissued shares, possess registration rights.

Summary of Evergreen Transaction

On June 14, 2002, USURF America, Inc., a Nevada corporation, completed the final closing under a securities purchase agreement dated as of April 5, 2002, as amended April 12, 2002 (a copy of which amendment is attached to this Current Report on Form 8-K as Exhibit 10.12) with Evergreen Venture Partners, LLC. Pursuant to the Evergreen agreement, we sold to Evergreen the following securities: (1) 3,645,833 shares of our common stock, (2) 3,125,000 common stock purchase warrants to purchase one share at an exercise price of $.15 per share and (3) 3,125,000 common stock purchase warrants to purchase one share at an exercise price of $.30 per share, for cash in the amount of $250,000. The purchase price was paid in two equal increments, on April 15, 2002, and June 14, 2002.

In connection with the Evergreen agreement, we executed a registration rights letter agreement with Evergreen, with respect to all of the shares, including the shares underlying the common stock purchase warrants, issued to Evergreen under the Evergreen agreement. As of the date of this Current Report on Form 8-K, a total of 4,687,500 shares owned by Evergreen, including 3,125,000 shares underlying common stock purchase warrants, have been registered for sale and are the subject of a currently effective registration statement – SEC File No. 333-87830. In the near future, we intend to file a registration statement that will include a total of 5,208,333 additional shares owned by Evergreen, including 3,125,000 shares underlying common stock purchase warrants.

Also pursuant to the Evergreen agreement, we hired a new president and chief executive officer, Douglas O. McKinnon, who became a director and received 3,000,000 shares of our common stock, as an incentive to execute an employment agreement with us. Mr. McKinnon has also executed a confidentiality agreement and an agreement not to compete. Mr. McKinnon is a manager of Evergreen.

The cash proceeds derived by us under the Evergreen agreement are expected to be utilized by us for the expansion of our wireless Internet access business and for working capital.

As part of the Evergreen agreement, the four persons serving as our officers prior to the consummation of the Evergreen agreement executed agreements amending their individual employment agreements with us, as follows:

-

David M. Loflin ceased serving as our president and has become Chairman of the Board; has reduced the term of his remaining term of employment from approximately 4 years to six months; has waived the payment of all accrued and unpaid salary; and has waived the repayment of all currently outstanding loans made by him to us. Mr. Loflin agreed to these changes in his employment agreement in consideration of 2,000,000 shares of our common stock being issued to him.

-

Waddell D. Loflin, our secretary and one of our vice presidents, has reduced the term of his remaining term of employment from approximately 4 years to six months; and has waived the payment of all accrued and unpaid salary. Mr. Loflin agreed to these changes in his employment agreement in consideration of 2,000,000 shares of our common stock being issued to him.

-

James Kaufman, our vice president of corporate development, has reduced the term of his remaining term of employment from approximately 4 years to six months; and has waived the payment of all accrued and unpaid salary. Mr. Kaufman agreed to these changes in his employment agreement in consideration of 2,000,000 shares of our common stock being issued to him.

-	Robert A. Hart, IV, our former vice president of technology, terminated his employment with us.

As a result of the transactions with these four officers arising out of the Evergreen agreement, we will incur a charge against our earnings during the second quarter of 2002 of approximately $600,000.

Item 7. Financial Statements and Exhibits

(a)	Exhibits:
	Exhibit No.	Description
	_________	________________________________________________
*	10.1	Securities Purchase Agreement, dated April 5, 2002, between the Company and Evergreen Venture Partners, LLC.
*	10.2	Registration Rights Letter Agreement, dated April 15, 2002, between the Company and Evergreen Venture Partners, LLC.
*	10.3	Employment Agreement, dated April 15, 2002, between the Company and Douglas O. McKinnon.
*	10.4	Confidentiality Agreement, dated April 15, 2002, between the Company and Douglas O. McKinnon.
*	10.5	Agreement Not to Compete, dated April 15, 2002, between the Company and Douglas O. McKinnon.
*	10.6	Amendment No. 1 to Employment Agreement of David M. Loflin, dated April 8, 2002, between the Company and David M. Loflin.
*	10.7	Amendment No. 1 to Employment Agreement of Waddell D. Loflin, dated April 8, 2002, between the Company and Waddell D. Loflin.
*	10.8	Amendment No. 1 to Employment Agreement of James Kaufman, dated April 8, 2002, between the Company and James Kaufman.
*	10.9	Termination Agreement, dated April 15, 2002, between the Company and Robert A. Hart IV.
*	10.10	Common Stock Purchase Warrant, dated April 15, 2002, in favor of Evergreen Venture Partners, LLC, to purchase 1,562,500 shares at a per share exercise price of $.15.
*	10.11	Common Stock Purchase Warrant, dated April 15, 2002, in favor of Evergreen Venture Partners, LLC, to purchase 1,562,500 shares at a per share exercise price of $.30.
@	10.12	Amendment No. 1 to Securities Purchase Agreement, dated June 12, 2002, between the Company and Evergreen Venture Partners, LLC.
________________
@	Filed herewith.
*	Incorporated by reference from Registrant’s Current Report on Form 8-K, date of event: April 15, 2002.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: June 20, 2002.	USURF AMERICA, INC.
By: /s/ DOUGLAS O. MCKINNON
Douglas O. McKinnon
President and Chief Executive Officer